OSI RESTAURANT PARTNERS, INC.

PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints John M. Gherlein, Jerry R. Linscott and Peter W. Van Euwen, III, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the special meeting of stockholders of OSI Restaurant Partners, Inc. to be held at the A La Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, on Tuesday, May 8, 2007, at 11:00 a.m., Eastern Daylight Time, or any adjournment or postponement thereof, and to vote the number of shares of common stock of OSI Restaurant Partners, Inc. which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as instructed on the reverse.
Receipt of the Notice of Special Meeting of Stockholders to be held on Tuesday, May 8, 2007 and the Proxy Statement dated March 30, 2007, is hereby acknowledged.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2. The Proxies will vote as specified on the reverse, or, if a choice is not specified, they will vote “FOR” Proposal 1 and “FOR” Proposal 2 and with discretionary authority on all other matters unknown by OSI Restaurant Partners, Inc. a reasonable time prior to the solicitation of proxies that may come before the special meeting or any adjournments or postponements thereof.
YOUR VOTE IS IMPORTANT
Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope or by facsimile to The Bank of New York so your shares may be represented at the special meeting of stockholders.
(Continued and to be signed on reverse side.)
OSI RESTAURANT PARTNERS, INC.
P.O. BOX 11062
NEW YORK, N.Y. 10203-0062

ADDRESS CHANGE/COMMENTS

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THANK YOU.

▼  DETACH PROXY CARD  ▼

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
The Board of Directors recommends a vote “FOR” proposals 1 and 2.

		FOR	AGAINST	ABSTAIN

1.	Adoption of the Agreement and Plan of Merger, dated as of November 5, 2006, among OSI Restaurant Partners, Inc., Kangaroo Holdings, Inc. and Kangaroo Acquisition, Inc. (the “Merger Agreement”).	☐	☐	☐

2.	Adjournment and postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement.	☐	☐	☐

3.	In their discretion, the named proxies are authorized to vote upon such other business unknown by OSI Restaurant Partners, Inc. a reasonable time prior to the solicitation of proxies as may properly come before the special meeting or any adjournments or postponements thereof.

To change your address, please mark this box.	☐

To include comments, please mark this box.	☐

SCAN LINE
(Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)

Date Share Owner sign here	Co-Owner sign here